As filed with the Securities and Exchange Commission on June 17, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

iRobot Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0259335 (I.R.S. Employer Identification No.)
iRobot Corporation
8 Crosby Drive
Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including zip code)

2018 Stock Option and Incentive Plan
(Full Title of the Plan)
______________________________________________________________

Colin M. Angle
Chairman of the Board and Chief Executive Officer
iRobot Corporation
8 Crosby Drive
Bedford, Massachusetts 01730
(Name and Address of Agent For Service)

(781) 430-3000
(Telephone Number, including Area Code, of Agent For Service)

Copy to:
Mark T. Bettencourt, Esq.
Gregg Katz, Esq.
Goodwin Procter LLP
100 Northern Ave.
Boston, Massachusetts 02210
(617) 570-1000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Part I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed for the purposes of registering 900,000 additional shares of common stock, par value $0.01 per share (“Common Stock”), of iRobot Corporation (the “Registrant”) that may be issued pursuant to equity awards granted pursuant to the iRobot Corporation 2018 Stock Option and Incentive Plan, as amended (the “2018 Plan”). On May 27, 2022, pursuant to an amendment to the 2018 Plan, the number of shares of Common Stock reserved and available for issuance under the 2018 Plan increased by 900,000. This Registration Statement registers these additional 900,000 shares of Common Stock. The additional shares are of the same class as other securities for which registration statements of the Registrant filed on Form S-8 (SEC File No. 333-225482) and Form S-8 (SEC File No. 333-239573) are effective. The information contained in each of the Registrant’s registration statements on Form S-8 (SEC File No 333-225482) and Form S-8 (SEC File No. 333-239573) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

Exhibit No.	Description of Exhibit
5.1*	Opinion of Goodwin Procter LLP
23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.2*	Consent of PricewaterhouseCoopers LLP
24.1*	Power of Attorney (included as part of the signature page of this Registration Statement)
99.1*
Second Amendment to the iRobot Corporation 2018 Stock Option and Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 1, 2022 and incorporated by reference herein)

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on June 17, 2022.

iROBOT CORPORATION

By:	/s/ Colin M. Angle
Colin M. Angle
Chairman of the Board and Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of iRobot Corporation (the “Company”), hereby severally constitute and appoint Colin M. Angle and Glen D. Weinstein, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2022.

Signature	Title(s)	Date
/s/ Colin M. Angle
Colin M. Angle	Chairman of the Board and Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2022

/s/ Julie Zeiler
Julie Zeiler	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 17, 2022

/s/ Karian Wong
Karian Wong	SVP, Finance (Principal Accounting Officer)	June 17, 2022

/s/ Mohamad Ali
Mohamad Ali	Director	June 17, 2022

/s/ Deborah Ellinger
Deborah Ellinger	Director	June 17, 2022

/s/ Karen Golz
Karen Golz	Director	June 17, 2022

/s/ Ruey-Bin Kao
Ruey-Bin Kao	Director	June 17, 2022

/s/ Eva Manolis
Eva Manolis	Director	June 17, 2022

/s/ Andrew Miller
Andrew Miller	Director	June 17, 2022

/s/ Michelle Stacy
Michelle Stacy	Director	June 17, 2022
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